Morgan Stanley Institutional Fund Trust -
Core Fixed Income Portfolio
Item 77O- Transactions effected pursuant to Rule 10f-3


Securities Purchased:	Wesfarmers Ltd. 2.983% due 5/18/2016
Purchase/Trade Date:	5/9/2011
Offering Price of Shares: $100.000
Total Amount of Offering: $650,000,000
Amount Purchased by Fund: $85,000
Percentage of Offering Purchased by Fund: 0.013
Percentage of Fund's Total Assets: 0.12
Brokers: Barclays Capital, Goldman, Sachs & Co., JP Morgan, BofA
Merrill Lynch, Mitsubishi UFJ Securities, Mizuho Securities,
SMBC Nikko
Purchased from: Barclays Capital

Securities Purchased:	FHLMC 2011 Class X-1 0.843% due 1/25/2021
Purchase/Trade Date:	5/17/2011
Offering Price of Shares: $4.497
Total Amount of Offering: $1,097,181,000
Amount Purchased by Fund: $2,300,000
Percentage of Offering Purchased by Fund: 0.210
Percentage of Fund's Total Assets: 0.15
Brokers: BofA Merrill Lynch, Barclays Capital, Citi, Goldman,
Sachs & Co., Morgan Stanley, Wells Fargo Securities
Purchased from: Banc of America

Securities Purchased:	Barrick North America Finance 4.400%
due 5/30/2021
Purchase/Trade Date:	5/24/2011
Offering Price of Shares: $99.936
Total Amount of Offering: $1,350,000,000
Amount Purchased by Fund: $95,000
Percentage of Offering Purchased by Fund: 0.007
Percentage of Fund's Total Assets: 0.14
Brokers: Morgan Stanley, RBC Capital Markets, Citi, JP Morgan, CIBC, HSBC, Scotia Capital, Barclays Capital, BMO Capital Markets, BNP Paribas, Mitsubishi UFJ Securities, Societe Generale, TD Securities, UBS Investment Bank
Purchased from: Royal Bank of Canada

Securities Purchased:	Fiserv Inc. 3.125% due 6/15/2016
Purchase/Trade Date:	6/6/2011
Offering Price of Shares: $99.940
Total Amount of Offering: $600,000,000
Amount Purchased by Fund:  $120,000
Percentage of Offering Purchased by Fund: 0.020
Percentage of Fund's Total Assets: 0.18
Brokers: BofA Merrill Lynch, JP Morgan, Mitsubishi UFJ Securities, SunTrust Robinson Humphrey, US Bancorp, Credit Suisse, Wells Fargo Securities, PNC Capital Markets LLC, RBC Capital Markets, RBS, TD Securities, BB&T Capital Markets, Citi, Comerica Securities, KeyBanc Capital Markets
Purchased from: JP Morgan

Securities Purchased:	FHLMC K702 A2 3.154% due 2/25/2018
Purchase/Trade Date:	6/09/2011
Offering Price of Shares: $100.999
Total Amount of Offering: $906,499,000
Amount Purchased by Fund:  $225,000
Percentage of Offering Purchased by Fund: 0.025
Percentage of Fund's Total Assets: 0.33
Brokers: JP Morgan, Morgan Stanley, BofA Merrill Lynch,
Barclays Capital, Credit Suisse, Jefferies
Purchased from: JPMorgan

Securities Purchased:	ABB Treasury Center USA Inc. 2.500%
due 6/15/2016
Purchase/Trade Date:	6/14/2011
Offering Price of Shares: $99.368
Total Amount of Offering: $600,000,000
Amount Purchased by Fund:  $65,000
Percentage of Offering Purchased by Fund: 0.011
Percentage of Fund's Total Assets: 0.10
Brokers: BofA Merrill Lynch, Deutsche Bank Securities, JP
Morgan, Barclays Capital, Morgan Stanley, BNP Paribas,
Goldman, Sachs & Co., RBS
Purchased from: Deutsche Bank Securities

Securities Purchased:	Teck Resources Ltd. 4.750% due
1/15/2022
Purchase/Trade Date:	6/29/2011
Offering Price of Shares: $99.843
Total Amount of Offering: $700,000,000
Amount Purchased by Fund: $85,000
Percentage of Offering Purchased by Fund:  0.012
Percentage of Fund's Total Assets: 0.13
Brokers: Citi, BofA Merrill Lynch, JP Morgan, Goldman, Sachs
& Co., RBC Capital Markets, CIBC, Morgan Stanley, RBS, UBS
Investment Bank, Barclays Capital, BNP Paribas, Deutsche Bank
Securities, HSBC, Mizuho Securities, Scotia Capital
Purchased from: JP Morgan

Securities Purchased:	Teck Resources Ltd. 6.250% due
7/15/2041
Purchase/Trade Date:	6/29/2011
Offering Price of Shares: $99.715
Total Amount of Offering: $1,000,000,000
Amount Purchased by Fund: $100,000
Percentage of Offering Purchased by Fund:  0.010
Percentage of Fund's Total Assets: 0.15
Brokers: Citi, BofA Merrill Lynch, JP Morgan, Goldman, Sachs
& Co., RBC Capital Markets, CIBC, Morgan Stanley, RBS, UBS
Investment Bank, Barclays Capital, BNP Paribas, Deutsche Bank
Securities, HSBC, Mizuho Securities, Scotia Capital
Purchased from: JP Morgan

Securities Purchased:	 FHLMC K014 A2 3.871% due 4/25/2021
Purchase/Trade Date:	 7/21/2011
Offering Price of Shares: $100.9931
Total Amount of Offering: $898,828,000
Amount Purchased by Fund: $325,000
Percentage of Offering Purchased by Fund:  0.036
Percentage of Fund's Total Assets: 0.49
Brokers: JP Morgan, Wells Fargo, Citi, Deutsche Bank
Securities, Jefferies, Morgan Stanley
Purchased from: JPMorgan Securities

Securities Purchased:	 Air Products and Chemicals Inc.
2.00% due 8/2/2016
Purchase/Trade Date:	 7/28/11
Offering Price of Shares: $99.471
Total Amount of Offering: $350,000,000
Amount Purchased by Fund: $165,000
Percentage of Offering Purchased by Fund:  0.047
Percentage of Fund's Total Assets: 0.25
Brokers:  Barclays Capital, Deutsche Bank Securities, Banca
IMI, Mitsubishi UFJ Securities, Santander, Scotia Capital,
Mitsubishi UFJ Securities, SMBC Nikko
Purchased from:  Deutsche Bank Securities

Securities Purchased:	 Boeing Capital Corp. 2.125% due
8/15/2016
Purchase/Trade Date:	 7/28/11
Offering Price of Shares: $99.942
Total Amount of Offering: $500,000,000
Amount Purchased by Fund: $175,000
Percentage of Offering Purchased by Fund:  0.035
Percentage of Fund's Total Assets: 0.26
Brokers: Merrill Lynch, Pierce, Fenner & Smith Inc., Deutsche Bank Securities, JP Morgan Securities LLC, Banco Bilbao Vizcaya Argentaria, S.A., Barclays Capital Inc., BNP Paribas Securities Corp., BNY Mellon Capital Markets, LLC, Citigroup Global Markets Inc., Credit Agricole Securities (USA), Inc., Goldman, Sachs & Co., Mitsubishi UFJ Securities (USA), Inc., Mizuho Securities USA Inc., Morgan Stanley & Co. LLC, RBC Capital Markets, LLC, Santander Investment Securities Inc., SMBC Nikko Capital Markets Limited, Standard Chartered Bank, UBS Securities LLC, U.S. Bancorp Investments, Inc., Wells Fargo Securities, LLC
Purchased from:  Deutsche Bank Securities


Securities Purchased:	 Thermo Fischer Scientific Inc. 3.6%
due 8/15/2021
Purchase/Trade Date:	 8/9/11
Offering Price of Shares: $99.809
Total Amount of Offering: $1,100,000,000
Amount Purchased by Fund: $160,000
Percentage of Offering Purchased by Fund:  0.015
Percentage of Fund's Total Assets: 0.24
Brokers: Barclays Capital, BofA Merrill Lynch, JP Morgan,
Deutsche Bank Securities, RBS, Goldman, Sachs & Co., BNP
Paribas, HSBC, Mitsubishi UFJ Securities
Purchased from: Barclays

Securities Purchased:	 Kinross Gold Corp. 5.125% due
9/1/2021
Purchase/Trade Date:	 8/15/2011
Offering Price of Shares: $99.141
Total Amount of Offering: $500,000,000
Amount Purchased by Fund: $115,000
Percentage of Offering Purchased by Fund:  0.023
Percentage of Fund's Total Assets: 0.17
Brokers: BofA Merrill Lynch, Morgan Stanley, UBS Investment Bank, BNP Paribas, RBC Capital Markets, Societe Generale, BMO Capital Markets, CIBC, Credit Suisse, Griffiths McBurney Corp., JP Morgan, Scotia Capital
Purchased from: Banc of America

Securities Purchased:	 VF Corp. 3.5% due 9/1/2021
Purchase/Trade Date:	  8/17/2011
Offering Price of Shares: $99.690
Total Amount of Offering: $500,000,000
Amount Purchased by Fund: $105,000
Percentage of Offering Purchased by Fund:  0.021
Percentage of Fund's Total Assets: 0.16
Brokers: BofA Merrill Lynch, Wells Fargo Securities, JP Morgan,
Citigroup, HSBC, Barclays Capital, BNP Paribas, ING, Morgan
Stanley, PNC Capital Markets LLC, RBS, Santander, US Bancorp
Purchased from: Banc of America